Exhibit 4(a)


         SILICON VALLEY BANK

                     QUICKSTART LOAN AND SECURITY AGREEMENT

Borrower: Sandbox Entertainment Corporation  Address: 2231 East Camelback Road
          ---------------------------------           ------------------------
                                                      Suite 324
                                                      ---------
Date:     September 5, 1996                           Phoenix, AZ  85016
          ---------------------------------           ------------------

THIS LOAN AND SECURITY AGREEMENT is entered into on above date between SILICON VALLEY BANK ("Silicon"), whose address is 303 Tasman Drive, Santa Clara, California 95054 and the borrower named above (jointly and severally, the "Borrower"), whose chief executive office is located at the above address ("Borrower's Address').

1. Loans. Silicon will make loans to Borrower (the "Loans") in amounts determined by Silicon in its reasonable business judgment up to the amount (the "Credit Limit") shown on the Schedule to this Agreement (the "Schedule"), provided to Event of Default and no event which, win notice or passage of time or both, would constitute an Event of Default has occurred. All Loans and other monetary Obligations will bear interest at the rate shown on the Schedule. Interest will be payable monthly, on the date shown on the monthly billing from Silicon. Silicon may, in its discretion, charge interest to Borrower's deposit accounts maintained with Silicon.

2. Security Interest. As security for all present and future indebtedness, guarantees, liabilities, and other obligations, of Borrower to Silicon (collectively, the "Obligations'), Borrower hereby grants Silicon a continuing security interest in all of Borrower's interest in the following types of property, whether now owned or hereafter acquired, and wherever located (collec -tively, the "Collateral"): All "accounts," "general intangibles," "chattel paper," "documents," "letters of credit," "instruments," "deposit accounts," "inventory," "farm products," "fixtures" and "equipment," as such terms are defined in Division 9 of the California Uniform Commercial Code in effect on the date hereof, and all products, proceeds and insurance proceeds of the foregoing.

3. Representations And Agreements of Borrower. Borrower represents to Silicon as follows, and Borrower agrees that the following representations will continue to be true, and that Borrower will comply with all of the following agreements throughout the term of this Agreement.

     3.1 Corporate Existence and Authority. Borrower, if a corporation, is and will continue to be, duly authorized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The execution, delivery and performance by Borrower of this Agreement and all other documents contemplated hereby have been duly and validly authorized, and do not violate any law or any provision of, and are not grounds for acceleration under, any agreement of instrument which is binding upon Borrower.

     3.2 Name; Places of Business. The name of Borrower set forth in this Agreement is its correct name. Borrower shall give Silicon 15 days' prior written notice before changing its name. The address set forth in the heading to this Agreement is Borrower's chief executive office. In addition, Borrower has places of business and Collateral is located only at the locations set forth on the Schedule. Borrower will give Silicon at least 15 days prior written notice before changing its chief executive office or locating the Collateral at any other location.

     3.3 Collateral. Silicon has and will at all times continue to have a first-priority perfected security interest in all of the Collateral. Borrower will immediately advise Silicon in writing of any material loss or damage to the Collateral.

     3.4 Financial Condition and Statements. All financial statements now or in the future delivered to Silicon have been, and will be, prepared in conformity with generally accepted accounting principles. Since the last date covered by any such statement, there has been no material adverse change in the financial condition or business of Borrower. Borrower will provide Silicon: (i) within 30 days after the end of each month, a monthly financial statement prepared by Borrower, and such other information as Silicon shall reasonably request; (ii) within 120 days following the end of Borrower's fiscal year, complete annual financial statements, certified by independent certified public accountants acceptable to Silicon and accompanied by the unqualified report thereon by said independent certified public accountants; and (iii) other financial information reasonably requested by Silicon from time to time.

     3.5 Taxes; Compliance with Law. Borrower has filed, and will file, when due, all tax returns and reports required by applicable law, and Borrower has paid, and will pay, when due, all taxes, assessments, deposits and contributions now or in the future owned by Borrower. Borrower has complied, and will comply, in all material respects, with all applicable laws, rules and regulations.

     3.6 Insurance. Borrower shall, at all times insure all of the tangible personal property Collateral and carry such other business insurance as is customary in Borrower's industry.

     3.7 Access to Collateral and Books and Records. At reasonable times, on one business day notice, Silicon, or its agents, shall have the right to inspect the Collateral, and the right to audit and copy Borrower's books and records.

     3.8 Additional Agreements. Borrower shall not, without Silicon's prior written consent, do any of the following: (i) enter into any transactions outside the ordinary course of business; (ii) sell or transfer any Collateral, except for the sale of finished inventory in the ordinary course of Borrower's business, and the sale of obsolete or unneeded equipment in the primary course of business, (iii) grant a security interest in intellectual property to any third party (excluding Borrower's venture investors); (iv) pay or declare any dividends on Borrower's stock (except for dividends payable solely in stock of Borrower); or (v) redeem, retire, purchase or otherwise acquire, directly or indirectly, any of Borrower's stock.

4. Term. This Agreement shall continue in effect until the maturity date set forth on the Schedule (the "Maturity Date"). This Agreement may be terminated, without penalty, prior to the Maturity Date as follows: (i) by Borrower, effective three business days after written notice of termination is given to Silicon; or (ii) by Silicon at any time after the occurrence of an Event of Default, without notice, effective immediately. On the Maturity Date or on any earlier effective date of termination. Borrower shall pay all Obligations in full, whether or not such Obligations are otherwise then due and payable. No termination shall in any way affect or impair any security interest or other right or remedy of Silicon, nor shall any such termination relieve Borrower of any Obligation to Silicon, until all of the Obligations have been paid and performed in full.

5. Events of Default and Remedies. The occurrence of any of the following events shall constitute an "Event of Default" under this Agreement (a) Any representation, statement, report or certificate given to Silicon by Borrower or any of its officers, employees or agents, now or in the future, in untrue or misleading in a material respect; or (b) Borrower fails to pay when due any Loan or any interest thereon or any other monetary Obligation; or (c) the total Obligations outstanding at any time exceed the Credit Limit; or (d) Borrower fails to perform any other non-monetary Obligation, which failure is not cured within 5 business days after the date due; or (e) Dissolution, termination of existence, insolvency or business failure of Borrower; or appointment of a receiver, trustee or custodian, for all or any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding by or against Borrower under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect; or (f) a material change in the ownership of Borrower "resulting in change of control", without the prior written consent of Silicon; or (g) a material adverse change in the business, operations, or financial or other condition of Borrower. If an Event of Default occurs, Silicon, shall have the right to accelerate and declare all of the Obligations to be immediately due and payable, increase the interest rate by an additional four percent per annum, and exercise all rights and remedies accorded it by applicable law.

6. General. If any provision of this Agreement is held to be unenforceable, the remainder of this Agreement shall still continue in full force and effect. This Agreement and any other written agreements, documents and instruments executed in connection herewith are the complete agreement between Borrower and Silicon and supersede all prior and contemporaneous negotiations and oral representations and agreements, all of which are merged and integrated in this Agreement. There are no oral understandings, representations or agreements between the parties which are not in this Agreement or in other written agreements signed by the parties in connection this Agreement. The failure of Silicon at any time to require Borrower to comply strictly with any of the provisions of this Agreement shall not waive Silicon's right later to demand and receive strict compliance. Any waiver of a default shall not waive any other default. None of the provisions of this Agreement may be waived except by a specific written waiver signed by an officer of Silicon and delivered to Borrower. The provisions of this Agreement may not be amended, except in a writing signed by Borrower and Silicon. Borrower shall reimburse Silicon for all reasonable attorneys' fees and all other reasonable costs incurred by Silicon, in connection with this Agreement (whether or not a lawsuit is filed). If Silicon or Borrower files any lawsuit against the other predicated on a breach of this Agreement, the prevailing party shall be entitled to recover its reasonable costs and attorneys' fees from the non-prevailing party. Borrower may not assign any rights under this Agreement without Silicon's prior written consent. This Agree ment shall be governed by the laws of the State of California.

7. Manual Waiver of Jury Trial. BORROWER AND SILICON EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO, THIS AGREEMENT OR ANY CONDUCT, ACT OR OMISSION OF SILICON OR BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR AFFILIATES.

  Borrower:
      Sandbox Entertainment Corp.
      ------------------------------
      By  /s/  Chad M. Little
        ----------------------------

      SILICON VALLEY BANK

      By: /s/ Kevin F. Conway
         ---------------------------
      Title Assistant Vice President
            ------------------------

         SILICON VALLEY BANK

                                   Schedule to
                 QuickStart Loan and Security Agreement (Master)

BORROWER:      Sandbox Entertainment Corporation
               -------------------------------------

DATE:          September 5, 1996
               -------------------------------------

         This  Schedule is an integral  part of the Loan and Security  Agreement
between  Silicon  Valley  Bank   ("Silicon")   and  the   above-named   borrower
("Borrower") of even date.

Credit Limit (Aggregate)
(Section 1):                    $4,000,000 (includes Equipment Advances, if any)
                                ----------

Interest Rate (Section 1)       A rate equal to the "Prime  Rate" in effect from
                                time to time, plus 1.5% per annum. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed.
                                'Prime Rate" means the rate announced from time to time by Silicon as its "prime rate;" it is a base rate upon which other rates charged by Silicon are based, and it is not necessarily the best rate available at Silicon. The interest rate applicable to the Obligations shall change on each date there is a change in the Prime
                                Rate.

Maturity Dates (Section 4):     March 5, 1998
                                --------------------

Other Locations and Addresses
(Section 3.2):                  --------------------

Other Agreements:               Borrower also agrees as follows:

                                1. Loan Fee. Borrower shall concurrently pay silicon a non-refundable Loan Fee in the amount of $3,000
                                   ------
                                2. Banking Relationship. Borrower shall at all times maintain its primary banking relationship with Silicon.

Borrower:                               Silicon:

Sandbox Entertainment Corp.             SILICON VALLEY BANK
--------------------------

By /s/ Chad M. Little                   By /s/ Kevin F. Conway
   ---------------------------              ---------------------------
   President or Vice President          Title Assistant Vice President
                                              -------------------------
                                       -3-

         SILICON VALLEY BANK

                                   Schedule to
           QuickStart Loan and Security Agreement (Equipment Advances)

BORROWER:     Sandbox Entertainment Corporation
              ------------------------------------

DATE:         September 5, 1996
              ------------------------------------

         This  Schedule is an integral  part of the Loan and Security  Agreement
between  Silicon  Valley  Bank   ("Silicon")   and  the   above-named   borrower
("Borrower") of even date.

Credit Limit (Equipment)
(Section 1):                    $4,000,000. Equipment Advances will be made only
                                on or prior to March 5, 1997 (the "Last  Advance
                                Date") and only for the  purpose  of  purchasing
                                equipment  reasonably   acceptable  to  Silicon.
                                Borrower must provide invoices for the equipment to Silicon on or before the Last Advance Date.

Interest Rate (Section 1)       A rate equal to the "Prime  Rate" in effect from
                                time to time, plus 1.5% per annum. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed.
                                'Prime Rate" means the rate announced from time to time by Silicon as its "prime rate;" it is a base rate upon which other rates charged by Silicon are based, and it is not necessarily the best rate available at Silicon. The interest rate applicable to the Obligations shall change on each date there is a change in the Prime
                                Rate.

Maturity Dates  (Section  4):   After  the  Last   Advance   Date,   the  unpaid
                                principal  balance  of  the  equipment  Advances
                                shall be repaid in 24 equal monthly installments
                                of  principal  commencing  on April 5,  1997 and
                                continuing   on  the  same  day  of  each  month
                                thereafter until the entire unpaid principal balance of the Equipment Advances has been paid
                                (subject to Silicon's right to accelerate the Equipment Advances on an Event of Default).


Borrower:                           Silicon:

Sandbox Entertainment Corp.         SILICON VALLEY BANK
----------------------------


By /s/ Chad M. Little               By /s/ Kevin F. Conway
   ----------------------------        ---------------------------
   President or Vice President      Title Assistant Vice President
                                          ------------------------

Approved by The Secretary of State of Arizona REV 10/90      FORM UCC-1
                                              Space below used by filing office.

         replaced California
                  UCC's

Return copy of recorded original to:

     SILICON VALLEY BANK
     3003 TASMAN DRIVE/NC661
     SANTA CLARA, CA 95054

ARIZONA UNIFORM COMMERCIAL CODE
-------------------------------
FINANCING STATEMENT - FORM UCC-1

This  FINANCING  STATEMENT is presented for filing
(recording)   pursuant  to  the  Arizona   Uniform
Commercial Code.

1.   Debtor(s) (last name first and address):

     SANDBOX ENTERTAINMENT CORPORATION
     2231 East Camelback Road, Ste. 324
     Phoenix, AZ  85016

2.   Secured Party(ies) and address:

     SILICON VALLEY BANK
     3003 TASMAN DRIVE/NC661
     SANTA CLARA, CA  95054

3.   Name  and  Address  of  Assignee  of  Secured
     Party(ies):

4. XX If checked, products of collateral are also covered.

5. This Financing Statement covers the following types (or items) of property:

         SEE EXHIBIT "A" ATTACHED HERETO AND MADE
                A PART HEREOF.

6. If the collateral is crops, the crops are growing or to be grown on the following described real estate:

7. If the collateral is (a) goods which are or are to become fixtures: (b) timber to be cut; or (c) minerals or the like (including oil and gas), or accounts resulting from the sale thereof at the wellhead or minehead to which the security interest attaches upon extraction, the legal description of the real estate concerned is:


         And, this Financing Statement is to be recorded in the office where a mortgage on such real estate would be recorded. If the Debtor does not have an interest of record, the name of a record owner is:

--------------------------------------------------------------------------------

8. This Financing Statement is signed by the Secured Party instead of the debtor to perfect or continue perfection of a security interest in:

         |_| collateral already subject to a security interest in jurisdiction when it was brought in to this state.
         |_| proceeds of collateral because of a change in type or use.
         |_|  collateral as to which the filing has lapsed or will lapse.

         |_| collateral acquired after a change of name, identity, or corporate structure of the Debtor.

--------------------------------------------------------------------------------

SANDBOX ENTERTAINMENT CORPORATION
--------------------------------------

--------------------------------------
 /s/ Chad M. Little
--------------------------------------
SIGNATURE(S) OF DEBTOR(S) OR ASSIGNOR

 (Use
whichever
      is
applicable)

Dated:
      --------------------------------
        SILICON VALLEY BANK
--------------------------------------

--------------------------------------
SIGNATURE OF SECURED PARTY OF ASSIGNEE

This FINANCING STATEMENT is presented for filing and will remain effective, with certain exceptions for five years from the date of filing, pursuant to Section 9403 of the California Uniform Commercial Code.

1.  DEBTOR (Last Name First - If An Individual
    Sandbox Entertainment Corporation                  1A. Soc Sec No. or Id No.

1B.  MAILING ADDRESS
2231 East Camelback Road - Suite 324            1C. CITY, STATE    1D. ZIP CODE

2.  ADDITIONAL DEBTOR (IF ANY)
Last Name First - If An Individual)                   2A. Soc. Sec No. or Id No.

2B.  MAILING ADDRESS                            2C. CITY, STATE    2D. ZIP CODE

3.  DEBTOR'S TRADE, NAMES OR STYLES (IF ANY)    2C. CITY, STATE    2D. ZIP CODE

4.  SECURED PARTY
Name:              SILICON VALLEY BANK
  Mailing Address: 3003 Tasman Drive
                   Mail Sort NC661
                   Santa Clara, California  95054      4A. Soc Sec No. or Id No.

5.  ASSIGNEE OF SECURED PARTY                          5A. Soc Sec No. or Id No.
Name:
Mailing Address:

6. This FINANCING STATEMENT covers the following types or items of property (include description of real property on which located and owner of record when required by instruction 4).

Debtor hereby grants Secured Party a security interest in all of the following, whether now owned or hereafter acquired, and wherever located, as collateral for the payment and performance of all present and future indebtedness, liabilities, guarantees and obligations of Debtor to Secured Party: All "accounts," "general intangibles," "chattel paper," "documents," "letters of credit," "instruments," "deposit accounts," "inventory," "farm products," "fixtures" and "equipment," as such terms are defined in Division 9 of the California Uniform Commercial Code in effect on the date hereof, and all products, proceeds and insurance proceeds of any or all of the foregoing.

7.  CHECK IF APPLICABLE:  X-PRODUCTS OF COLLATERAL ARE ALSO COVERED.

SIGNATURE(S) OF DEBTOR:     DATE:    C    THIS SPACE FOR USE OF FILING OFFICER
                                     O    (DATE, TIME, FILE NUMBER AND FILING
By       /s/ C. M. Little            D    OFFICER)
  ------------------------------     E
Title    President
     ---------------------------

SIGNATURE(S) OF SECURED PARTY:       1
                                     2
SILICON VALLEY BANK                  3
                                     4
By       /s/ Kevin F. Conway         5
   -----------------------------     6
Title Assistant Vice President       7
      --------------------------     8
                                     9
RETURN COPY TO:                      0

     SILICON VALLEY BANK
     3003 TASMAN DRIVE
     MAIL SORT NC 661
     SANTA CLARA, CALIFORNIA  95054

Debtor:                    SANDBOX ENTERTAINMENT CORPORATION

Security Party:            SILICON VALLEY BANK

                                   EXHIBIT "A"
                                   -----------

Debtor hereby grants Secured Party a security interest in all of the following, whether now owned or hereafter acquired, and wherever located, as collateral for the payment and performance of all present and future indebtedness, liabilities, guarantees and obligations of Debtor to Secured Party: All "accounts," "general intangibles," "chattel paper," "documents," "letters of credit," "instruments," "deposit accounts," "inventory," "farm products," "fixtures," and "equipment,' as such terms are defined in the Uniform Commercial Code in effect on the date hereof, and all products, proceeds and insurance process of any or all of the foregoing.